Exhibit 10.35

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 11, 2013 (the “Amendment”) by and among DSIT SOLUTIONS LTD. (“DSIT”), ACORN ENERGY, INC., a Delaware corporation (with its successors and assigns, referred to as the “Corporation”) and MICHAEL H. BARTH, hereinafter referred to as “Barth.”

Preliminary Statement

DSIT and Barth previously entered into an Employment Agreement dated as of August 1, 2009 (the “Agreement”), as the same may have been amended, pursuant to which the Corporation reimburses DSIT for 75% of the salary and benefits payable to Mr. Barth thereunder. DSIT, the Corporation and Mr. Barth desire to amend the Agreement as set forth herein.

Agreement

The parties therefore agree as follows:

1.
Reduction of Contribution from the Corporation. The Corporation reimburses DSIT for 75% of Barth’s salary (the “Acorn Component”) and related costs. Effective January 1, 2014, the Acorn Component shall be reduced by $10,000 per annum (the “Reduction”) and neither the Corporation nor DSIT shall have any obligation to pay the Reduction.

2.	Ratification. The parties hereby ratify and confirm the terms of the Agreement as amended hereinabove.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DSIT SOLUTIONS, LTD.

/s/Michael H. Barth

By:
/s/Benny Sela
Title: President & CEO

ACORN ENERGY, INC.

By:
/s/John A. Moore
Title: President & CEO